SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT


                            SCHEDULE 14A INFORMATION
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                  Exchange Act of 1934 (Amendment No.      )

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                                  Bausch & Lomb
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               (Name of Registrant as Specified in Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)


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

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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


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                                     1 9 9 8
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                                   Notice of
                                 Annual Meeting
                                   and Proxy
                                   Statement

                        -------------------------------------------------------
                        [BAUSCH & LOMB LOGO]

      --------------------------------------------------
      Corporate Offices     One Bausch & Lomb Place
                            Rochester NY 14604
      --------------------------------------------------


                                                       [BAUSCH & LOMB LOGO]



      March 18, 1998




      Dear Shareholder:

      It is our pleasure to invite you to attend Bausch & Lomb's 1998 annual meeting of shareholders.

      We will hold the meeting on Tuesday, April 28, 1998, at 10:30 a.m. at our Company's facility in Tampa, Florida. In addition to the formal items of business, we will review major developments at Bausch & Lomb in 1997 and answer your questions.

      This booklet contains the notice of annual meeting and the proxy statement. The proxy statement describes the business that we will conduct at the meeting and provides information about Bausch & Lomb.

      Your vote is important. Whether you plan to attend the meeting or not, please complete, date, sign and return the enclosed proxy card promptly. If you plan to attend the meeting, please indicate as requested on the enclosed proxy card.

      We look forward to seeing you at the meeting.



Sincerely,



/s/ William H. Waltrip
William H. Waltrip
Chairman

/s/ William M. Carpenter
William M. Carpenter
President and Chief Executive Officer

                                    Notice
                                       of
                        Annual Meeting of Shareholders

The annual meeting of shareholders of Bausch & Lomb Incorporated will be held at the Company's facility at 8500 Hidden River Parkway, Tampa, Florida, on Tuesday, April 28, 1998, at 10:30 a.m. for the following purposes:

   1. To elect two directors to the class whose term will expire in 2001.

   2. To ratify the appointment of Price Waterhouse LLP as independent accountants for 1998.

   3. To approve an amendment to the Company's 1990 Stock Incentive Plan for tax purposes.

   4. To approve a Management Incentive Compensation Plan for tax purposes.

   5. To consider such other business, including shareholder proposals, as may properly come before the meeting or any adjournment thereof.

If you wish to attend the meeting but your shares are held in the name of a broker, trust, bank or other nominee, please bring with you a proxy or letter from the broker, trustee, bank or nominee confirming your beneficial ownership of the shares.

Shareholders of record at the close of business on March 13, 1998 are entitled to notice of, and to vote at, the meeting.

Attendees who are hearing-impaired should identify themselves upon registration at the meeting so that they may be directed to a section where an interpreter will be available.

Shareholders are requested to sign, date and return the enclosed proxy card promptly to ensure its arrival in time for the meeting. If you plan to attend the meeting, please so indicate in the space provided on the proxy card.

The accompanying envelope will not require postage if mailed in the United
States.

   By Order of the Board of Directors
    Jean F. Geisel, Secretary
    March 18, 1998
    Rochester, New York

                                Proxy Statement

Solicitation and Revocation of Proxies
The enclosed proxy is solicited by authority granted by the Board of Directors of the Company on February 24, 1998. When a proxy is returned properly signed, the shares represented thereby will be voted by the persons named in the proxy in accordance with the shareholder's directions. If the proxy is signed and returned without choices having been specified, the shares will be voted for the election as directors of the persons named herein, for the ratification of the appointment of Price Waterhouse LLP as independent accountants for 1998, for the Amendment to the Company's 1990 Stock Incentive Plan, for the proposal to approve the Management Incentive Compensation Plan, and against the shareholder proposals described on pages 25-28. If for any reason any of the nominees for election as directors shall become unavailable for election, discretionary authority may be exercised by the persons named in the proxy to vote for substitutes proposed by the Board of Directors of the Company.

A shareholder giving a proxy has the right to revoke it at any time before it is voted by filing with the Secretary of the Company a written notice of revocation or a duly executed later-dated proxy, or by requesting return of the proxy at the annual meeting of shareholders and voting in person.


Voting Rights
Only record holders of Common and Class B stock at the close of business on March 13, 1998 are entitled to notice of, and to vote at, the annual meeting of shareholders. Each share of Common and Class B stock is entitled to one vote per share at the annual meeting of shareholders. As of February 24, 1998, the Company had outstanding 55,569,003 shares of voting stock consisting of 54,892,225 shares of Common stock and 676,778 shares of Class B stock.

If a shareholder is a participant in the Bausch & Lomb Savings Plus Plan or the Dahlberg Incentive Savings Plan, the proxy represents the shares held in such Plans as well as shares registered in the shareholder's name. If a proxy representing shares in the Bausch & Lomb Savings Plus Plan is not returned, those shares will be voted by the trustee of the Plan in accordance with the direction of the majority of shares voted by other participants in the Plan. If a proxy representing shares in the Dahlberg Plan is not returned, those shares will be voted by the trustee of the Plan in the same proportion as those shares for which proxies have been received.

The approximate date on which the enclosed form of proxy and this proxy statement are first being sent to shareholders is March 18, 1998.


Board of Directors
The Board of Directors of the Company met seven times in 1997. Each of the directors attended 75% or more of the aggregate number of regularly scheduled and special Board and committee meetings held during the year, except for Mr. De Sole, who attended 75% of regularly scheduled meetings but missed a special meeting of the Board of Directors called while he was traveling overseas. His absence at the special meeting of the Board of Directors resulted in his attendance at 67% of all Board and applicable committee meetings.

In 1997, Board members who were not employees of the Company received an annual retainer of $30,000, one-half of which was paid in Company stock, and a fee of $2,000 for each Board session (including committee meetings). For committee meetings not held in connection with a Board session, committee members were paid a fee of $2,000. In addition, Board members who chair committees and are not employees of the Company received a $3,000 annual fee. The Company does not pay directors' fees to directors who are employees of the Company.

Under the 1990 Stock Incentive Plan, each year non-employee directors also receive non-qualified, fully-vested options to purchase shares of Class B stock of the Company. The number of options is determined by a fixed formula set forth in the Plan, and the exercise price of all such options is determined by the market value of the Company's Common stock on the date of grant. For fiscal year 1997, each non-employee director was granted 2,167 options for Class B shares.


Committees of the Board
The Board has established four standing committees to assist it in carrying out its responsibilities: the Executive Committee, Audit Committee, Committee on Directors and Committee on Management.

The members of the Executive Committee are Franklin E. Agnew, William Balderston III, William M. Carpenter, John R. Purcell and William H. Waltrip (Chair). This Committee met four times in 1997 and, with certain exceptions, possesses all of the authority of the full Board.

The members of the Audit Committee are Domenico De Sole, Ruth R. McMullin, Linda Johnson Rice and Alvin W. Trivelpiece (Chair). This Committee, comprised of non-employee directors, has responsibility for reviewing the scope and results of the independent accountants' annual examination of the Company's consolidated financial statements; reviewing the overall adequacy of internal controls with the Company's internal auditors; recommending to the Board of Directors the appointment of the independent accountants; and providing for direct communications between the Board of Directors and the independent accountants and internal auditors. The Committee met three times in 1997.

The members of the Committee on Directors are William Balderston III (Chair), John R. Purcell and Alvin W. Trivelpiece. This Committee, comprised of non-employee directors, met two times in 1997 and is responsible for making recommendations to the Board on all matters relating to directors, including compensation of directors and composition of the Board of Directors. It also considers nominees for directors, including those recommended by shareholders. The Company's By-Laws provide that shareholder submissions must include sufficient biographical information concerning the recommended individual, including age, address, employment history and board memberships, if any. Shareholder recommendations must be received at the offices of the Company at One Bausch & Lomb Place, Rochester, New York 14604 no fewer than 90 days prior to the date of the annual meeting of shareholders to be considered for nomination at such annual meeting. The By-Laws also provide that any candidate nominated must submit a signed statement to the Secretary of the Company that he or she consents to being a nominee and, if elected, intends to serve as a director. Such statement must be received by the Secretary of the Company at least 24 hours prior to the date of the annual meeting of shareholders at which the election will be conducted.

The members of the Committee on Management are Franklin E. Agnew, William Balderston III, Jonathan S. Linen and Kenneth L. Wolfe (Chair). This Committee, comprised of non-employee directors, has general responsibility for recommending to the Board remuneration for the chief executive officer and determining the remuneration for other officers elected by the Board; approving payments under the Company's executive incentive plans; granting options under and otherwise administering the Company's stock incentive plans; and approving and administering any other compensation plans in which officers elected by the Board are eligible to participate. The Committee also reviews and ensures that a process is in place to provide continuity and succession of officers and key employees. The Committee met four times in 1997.

Election of Directors (Proxy Item 1)
The Board of Directors currently has 11 members and, pursuant to the Company's By-Laws, is divided into three classes, for which the terms of office will expire, respectively, on the dates of the annual meeting of shareholders in 1998, 1999 and 2000. One class is elected each year to serve for three years. The directors whose terms expire at the 1998 annual meeting of shareholders are William Balderston III, Domenico De Sole and Kenneth L. Wolfe.

The Company's Corporate Governance Guidelines state that when a director reaches age 70 during his or her term of office, he or she shall retire as a director effective on the date of the next annual meeting of shareholders. In accordance with these Guidelines, William Balderston III, who has been a director of the Company since 1989, will be retiring from service on the Board of Directors at the time of the annual meeting of shareholders and therefore is not standing for re-election.

The Board of Directors has accordingly fixed the number of directors to be elected at the 1998 annual meeting of shareholders at two. Messrs. De Sole and Wolfe are nominated to stand for re-election to serve until the 2001 Annual Meeting.

Directors are elected by a plurality of the votes cast by the holders of the Company's Common and Class B stock at a meeting at which a quorum of shares is represented. This means that those nominees receiving the largest number of votes cast are elected, up to the maximum number of directors to be elected at the meeting. As a result, any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the election of directors, except to the extent that the failure to vote for a particular nominee may result in another nominee receiving a larger number of votes.

The names of, and certain information with respect to, the persons nominated for election as directors, as well as those directors continuing in office, are presented below.


Nominees for Election as Directors - Term Expiring 2001


[PHOTO OF:
 Domenico De Sole]  Domenico De Sole
                    Director Since: 1996
                    Age: 54
                    Stock Owned: 2,769 shares
                    (includes 2,167 options)

Principal Occupation: President and Chief Executive Officer, Gucci Group N.V.

General Background: Mr. De Sole has served since 1995 as president and chief executive officer of Gucci Group N.V., a designer, producer and distributor of personal luxury accessories and apparel. He joined that company in 1984 as president and chief executive officer of Gucci America, Inc. and in 1994 was named chief operating officer of Gucci Group N.V. Mr. De Sole is an alternate director of Bacardi, Inc.

[PHOTO OF:
 Kenneth L. Wolfe]  Kenneth L. Wolfe
                    Director Since: 1989
                    Age: 59
                    Stock Owned: 19,983 shares
                    (includes 16,957 options)

Principal Occupation: Chairman of the Board and Chief Executive Officer, Hershey Foods Corporation.

General Background: Mr. Wolfe has served since 1994 as chairman and chief executive officer of Hershey Foods Corporation, a food products manufacturing firm. He joined that firm in 1967 and held various executive positions before being appointed vice president and chief financial officer in 1981. In 1984, Mr. Wolfe was named senior vice president. From 1985 until 1993, he was president and chief operating officer. Mr. Wolfe is a director of the Hershey Trust Company and Carpenter Technology Corporation.

-------------------------------------------------------------------------------
  The Board of Directors recommends a vote FOR election of the individuals identified above as director nominees of the Company.
-------------------------------------------------------------------------------


Directors Continuing in Office - Term Expiring 1999


[PHOTO OF:
 Jonathan S. Linen]  Jonathan S. Linen
                     Director Since: 1996
                     Age: 54
                     Stock Owned: 3,774 shares
                     (includes 2,167 options)

Principal Occupation: Vice Chairman, American Express Company

General Background: Mr. Linen has served since 1993 as vice chairman of American Express Company, a diversified worldwide travel and financial services company. He joined that company in 1969 and held various executive positions before being appointed president and chief executive officer of Shearson Lehman Brothers in 1989. In 1992, he was named president and chief operating officer of American Express Travel Related Services Company, Inc. Mr. Linen is chairman of the board of trustees of the National Urban League and is a member of the board of governors of the American Red Cross.

[PHOTO OF:
 John R. Purcell]  John R. Purcell
                   Director Since: 1976
                   Age: 66
                   Stock Owned: 29,777 shares
                   (includes 16,099 options)

Principal Occupation: Chairman and Chief Executive Officer, Grenadier Associates Ltd.

General Background: Mr. Purcell has served since 1989 as chairman and chief executive officer of Grenadier Associates Ltd., a venture banking firm. From 1991 until 1997, he served as chairman of Donnelley Marketing, Inc., a data-based direct marketing company. From 1987 until 1990, he served as chairman of Mindscape, Inc., an educational and entertainment computer software company. Mr. Purcell served from 1982 until 1986 as chairman and president of SFN Companies, Inc., a communications company. Prior to that he served as executive vice president of CBS, Inc. and as senior vice president, finance of Gannett Co., Inc. He is a director of Omnicom Group, Inc., Repap Enterprises Inc., Technology Solutions Company and Journal Register Company.


[PHOTO OF:
 Alvin W.
 Trivelpiece, Ph.D.]  Alvin W. Trivelpiece, Ph.D.
                      Director Since: 1989
                      Age: 67
                      Stock Owned: 20,849 shares
                      (includes 16,099 options)

Principal Occupation: Director, Oak Ridge National Laboratory and President, Lockheed Martin Energy Research Corporation.

General Background: Dr. Trivelpiece has served since 1989 as director of the Oak Ridge National Laboratory, a multi-program science and energy research laboratory managed by Lockheed Martin Energy Research Corporation for the U.S. Department of Energy. He was director of the Office of Energy Research for the U.S. Department of Energy from 1981 to 1987. From 1987 to 1989, he was the executive officer of the American Association for the Advancement of Science. He is a member of the National Academy of Engineering.

[PHOTO OF:
 William H.
 Waltrip]  William H. Waltrip
           Director Since: 1985
           Age: 60
           Stock Owned: 20,362 shares
           (includes 11,211 options)

Principal Occupation: Chairman, Bausch & Lomb Incorporated.

General Background: Mr. Waltrip has served since January 1996 as chairman and from January 1996 to December 1996 as chief executive officer of Bausch & Lomb. He has served as chairman of the board of directors of Technology Solutions Company, a systems integration company, since 1993 and from 1993 until June 1995, he was chief executive officer of that company. From 1991 to 1993, he was chairman and chief executive officer of Biggers Brothers, Inc., a food service distribution company and was a consultant to private industry from 1988 to 1991. From 1985 to 1988, he served as president and chief operating officer of IU International Corporation, a transportation, environmental and distribution company. Earlier, he had been president, chief executive officer and a director of Purolator Courier Corporation. He is a director of Teachers Insurance and Annuity Association, Thomas & Betts Corporation and Technology Solutions Company.


Directors Continuing in Office - Term Expiring 2000

[PHOTO OF:
 Franklin E. Agnew]  Franklin E. Agnew
                     Director Since: 1982
                     Age: 63
                     Stock Owned: 23,777 shares
                     (includes 17,963 options)

Principal Occupation: Business Consultant.

General Background: Mr. Agnew serves as a business consultant to private industry. From 1989 until 1990, Mr. Agnew was trustee in reorganization of Sharon Steel Corporation. From 1971 until 1986, Mr. Agnew was a director of H.
J. Heinz Company, a worldwide provider of processed food products and services, and from 1973 until 1986 was a group executive with responsibility for various Heinz affiliates. Mr. Agnew is a director of John Wiley & Sons, Inc. and The Prudential Insurance Company of America.



[PHOTO OF:
 William M.
 Carpenter]  William M. Carpenter
             Director Since: 1995
             Age: 45
             Stock Owned: 191,853 shares (includes 122,201 options and 62,163 non-vested restricted shares)

Principal Occupation: President and Chief Executive Officer, Bausch & Lomb Incorporated.

General Background: Mr. Carpenter has served as chief executive officer of Bausch & Lomb since January 1997. He joined the Company in March 1995 as executive vice president and global business manager--eyewear and was named president and chief operating officer in December 1995. From 1991 to 1994 he held several executive positions at Reckitt & Colman, Inc., the U.S. subsidiary of Reckitt & Colman, plc, during the last year of which he served as its president and chief executive officer. From 1977 to 1991, Mr. Carpenter held several executive positions with Johnson & Johnson's health care and consumer products businesses.

[PHOTO OF:
 Ruth R. McMullin]  Ruth R. McMullin
                    Director Since: 1987
                    Age: 56
                    Stock Owned: 22,700 shares
                    (includes 15,957 options)

Principal Occupation: Business Consultant and Chairperson, Eagle-Picher Personal Injury Settlement Trust.

General Background: Mrs. McMullin serves as a business consultant to private industry and is the chairperson of trustees and interim executive director of the Eagle-Picher Personal Injury Settlement Trust. She was a member of the faculty of the Yale School of Management as a Management Fellow from 1994 to 1995. From 1992 to 1994, she was president and chief executive officer of the Harvard Business School Publishing Corporation. From 1990 to 1992, Mrs. McMullin was a consultant to private industry and from 1991 to 1992, she was also chief executive officer of UNR Industries, Inc. and a member of that company's chairman's committee. From 1989 to 1990, Mrs. McMullin was president and chief executive officer of John Wiley & Sons, Inc., a publishing company. She joined that company as executive vice president and chief operating officer in 1987. She is a director of Middlesex Mutual Assurance Company, Rohn, Inc. (formerly UNR Industries, Inc.) and Secure Technologies, Inc.



[PHOTO OF:
 Linda Johnson Rice]  Linda Johnson Rice
                      Director Since: 1990
                      Age: 40
                      Stock Owned: 18,849 shares
                      (includes 16,099 options)

Principal Occupation: President and Chief Operating Officer, Johnson Publishing Company, Inc.

General Background: Mrs. Rice has served since 1987 as president and chief operating officer of Johnson Publishing Company. In addition to management of the company, she oversees the editorial content of Ebony, Jet and Ebony Man magazines. She is also creative consultant for Fashion Fair Cosmetics, a division of Johnson Publishing. Mrs. Rice is a director of Kimberly-Clark Corporation and VIAD Corp.

Security Ownership of Certain Beneficial Owners and Management


Beneficial Owners of More than 5% of the Company's Common Stock



                                                                                                           Percent of
                                                                                                           Outstanding
Name and Address of Beneficial Owners                           Number of Shares                           Common Stock
------------------------------------------------------------------------------------------------------------------------
FMR Corp.
82 Devonshire Street
Boston, MA 02109                                                 8,191,708(1)                                  15.0%

Delaware Management Company
1818 Market Street
Philadelphia, PA 19103                                           4,109,363(2)                                   7.4%

Dodge & Cox Incorporated
35th Floor
One Sansome Street
San Francisco, CA 94104                                          3,713,860(3)                                   6.7%

Trimark Investment Management Inc.
One First Canadian Place
Suite 5600, P.O. Box 487
Toronto, Ontario M5X 1E5
Canada                                                           3,581,300(4)                                   6.5%

J. P. Morgan & Co., Incorporated
60 Wall Street
New York, NY 10260                                               3,118,332(5)                                   5.6%

(1) Shares are as of December 31, 1997 and include 468,908 shares with respect to which there is sole power to vote and 8,191,708 shares with respect to which there is sole power of disposition.

(2) Shares are as of December 31, 1997 and include 2,818,300 shares with respect to which there (2) is sole power to vote; 3,929,463 shares with respect to which there is sole power of disposition; and 179,900 shares with respect to which there is shared power of disposition.

(3) Shares are as of December 31, 1997 and include 3,296,310 shares with respect to which there is sole power to vote; 51,300 shares with respect to which there is shared power to vote; and 3,713,860 shares with respect to which there is sole power of disposition.

(4) Shares are as of December 31, 1997 and include 3,581,300 shares with respect to which there is sole power to vote and 3,581,300 shares with respect to which there is sole power of disposition.

(5) Shares are as of December 31, 1997 and include 2,523,385 shares with respect to which there is sole power to vote; 1,200 shares with respect to which there is shared power to vote; 3,079,432 shares with respect to which there is sole power of disposition; and 38,900 shares with respect to which there is shared power of disposition.

Security Ownership of Management
Presented below is information concerning the amount of Company stock beneficially owned by each director and director nominee, each non-director officer named in the Summary Compensation Table appearing on page 14, and all directors and executive officers of the Company as a group. All numbers stated are as of February 24, 1998, and include beneficial ownership of shares of Common and Class B stock, which are identical with respect to dividend and liquidation rights and vote together as a single class for all purposes.

Except for Class B stock, which is transferable only in accordance with the terms of the Company's Stock Incentive Plan under which it was acquired, and except as otherwise indicated, sole voting and investment power exists with respect to all shares listed as beneficially owned. No individual named below beneficially owns more than 1% of the Company's outstanding voting stock, and the shares beneficially owned by all directors and executive officers as a group constitute 1.5% of the Company's outstanding voting stock.


------------------------------------------------------------------------------------------------------------------------------
Name of                                                                                                 Amount and Nature
Beneficial Owner                                                                                      of Beneficial Ownership
------------------------------------------------------------------------------------------------------------------------------
Franklin E. Agnew                                                                                            23,777(1)
William Balderston III                                                                                       20,107(2)
William M. Carpenter                                                                                        191,853(3)
Domenico De Sole                                                                                              2,769(4)
James C. Foster                                                                                              77,780(5)
Dwain L. Hahs                                                                                                63,943(6)
Jonathan S. Linen                                                                                             3,774(4)
Ruth R. McMullin                                                                                             22,700(7)
Stephen C. McCluski                                                                                          63,305(8)
John R. Purcell                                                                                              29,777(9)
Linda Johnson Rice                                                                                           18,849(9)
Carl E. Sassano                                                                                             114,464(10)
Alvin W. Trivelpiece                                                                                         20,849(9)
William H. Waltrip                                                                                           20,362(11)
Kenneth L. Wolfe                                                                                             19,983(2)
All Directors and Executive Officers
 as a group (19 persons)                                                                                    855,573

(1) Includes 17,963 shares which may be acquired within 60 days through the exercise of stock options.

(2) Includes 16,957 shares which may be acquired within 60 days through the exercise of stock options.

(3) Includes 122,201 shares and 176 shares, respectively, which may be acquired within 60 days through the exercise of stock options and acquired under the Savings Plus Plan, and 62,163 shares of restricted stock subject to satisfaction of certain vesting conditions.

(4) Includes 2,167 shares which may be acquired within 60 days through the exercise of stock options.

(5) Includes 54,576 shares which may be acquired within 60 days through the exercise of stock options and 4,500 shares of restricted stock subject to satisfaction of certain vesting conditions.

(6) Includes 36,733 shares and 2,191 shares, respectively, which may be acquired within 60 days through the exercise of stock options and acquired under the Savings Plus Plan, and 18,000 shares of restricted stock subject to satisfaction of certain vesting conditions.

(7) Includes 15,957 shares which may be acquired within 60 days through the exercise of stock options.

(8) Includes 42,258 shares and 842 shares, respectively, which may be acquired within 60 days through the exercise of stock options and acquired under the Savings Plus Plan, and 13,000 shares of restricted stock subject to satisfaction of certain vesting conditions.

(9) Includes 16,099 shares which may be acquired within 60 days through the exercise of stock options.

(10) Includes 63,394 shares and 3,724 shares, respectively, which may be acquired within 60 days through the exercise of stock options and acquired under the Savings Plus Plan, and 23,000 shares of restricted stock subject to satisfaction of certain vesting conditions.

(11) Includes 11,211 shares which may be acquired within 60 days through the exercise of stock options and 6,755 shares of restricted stock subject to satisfaction of certain vesting conditions.

Section 16(a) Beneficial Ownership Reporting Compliance
The Company's directors and executive officers are required to file reports with the Securities and Exchange Commission concerning their ownership of Company stock. Based on the Company's review of such reports, all reports were filed on a timely basis and there are no known failures to file by directors and executive officers during 1997.


Executive Compensation

Report of the Committee on Management
In 1997, the Committee on Management of the Board of Directors met four times. In advance of each meeting, management reviews the agenda with the Committee Chair and, prior to the meeting, each Committee member receives a complete briefing book, which details each topic to be considered by the Committee. The Committee Chair reports to the Board of Directors on committee discussions and key actions.


Compensation Philosophy and Policy
The Executive Compensation Plan at Bausch & Lomb is designed to align the financial interests of executives with the interests of shareholders by leveraging the mix of base salary, annual incentives, and long-term incentives, placing greater emphasis on "at risk" pay components tied to key stock appreciation drivers. The Plan is also structured to attract and retain the highest caliber executives.

The Bausch & Lomb program provides a competitive level of total compensation opportunity and offers incentive and equity ownership opportunities linked to annual and long-term Company performance and to shareholder return.

To maintain a competitive level of compensation, the Company commissions an independent consulting firm to conduct an annual survey of executive compensation in a defined group of companies. The surveyed companies were selected based on the following criteria: (i) the similarity of their product lines to those of Bausch & Lomb; (ii) the competitive market for executive talent; and (iii) the availability of compensation data provided confidentially to a third party. As a result, the group of companies used for comparative compensation purposes differs from the companies in the S&P Health Care Composite used in the Comparison of Five-Year Cumulative Total Shareholder Return on page 16. In 1997, the Committee on Management made additional changes to the comparator group for compensation purposes to achieve a balance of companies in health care and consumer products.

The annual survey compares Bausch & Lomb's total executive compensation opportunity to the compensation of matched jobs in the peer group of companies, based on the relative size of the peer company or, for certain officers managing operating units, the division or the business which the executive leads. The study includes base compensation, annual incentives and long-term incentives, including stock-based compensation. The aggregate compensation package is targeted to pay at the 50th percentile of the peer group of companies, if performance criteria are achieved (i.e., if financial performance and stock appreciation meet expectations). The relative financial performance of Bausch & Lomb and its peer group, together with the compensation survey results, are reviewed by the Committee at least annually.

After considering the survey data, business objectives and compensation philosophy and strategy, the Committee determines targeted levels of base compensation, long- and short-term incentives, and stock option award levels for the officers of the Company. In approving salary and incentive payments for individuals other than the chief executive officer, the Committee also considers recommendations made by the chief executive officer.


Base Pay
Base pay levels and increases for each officer take into consideration the individual's current performance, experience, the scope and complexity of his or her position within the Company and the external competitive marketplace for comparable positions at peer companies. Base pay for officers is reviewed twice each year, and generally adjusted annually. In 1997, the Company's average officer base compensation was below the targeted 50th percentile of peer group officer base pay.

Effective January 1, 1997, William M. Carpenter became chief executive officer of the Company, succeeding William H. Waltrip, who had served in that position on an interim basis. Mr. Waltrip has remained chairman of the Company. In determining Mr. Carpenter's base salary, the Committee on Management considered the comparator companies' actual and forecasted chief executive officer compensation (on a size-adjusted basis), targeting the 50th percentile of the peer group chief executive officer pay. The Committee also considered financial and strategic performance of the Company in the preceding year under Mr. Carpenter's direction as president and chief operating officer. No weighting was assigned to the foregoing factors. In 1997, Mr. Carpenter's base salary was 17% below the midpoint of his salary grade.


Annual Incentive Awards
In 1997, under the Company's Economic Value Added, or EVA[RegTM]1 incentive compensation program, corporate officers, including those identified on the Summary Compensation Table on page 14, were eligible for annual incentive awards. These awards were based upon actual performance of the Company, or, for operating units identified as separate EVA centers, the actual performance of that EVA center, in achieving EVA improvement against targets established by the Committee on Management in early 1997. EVA improvement occurs when the ratio of:
(i) net operating profit after tax to (ii) capital employed in the business, increases over time. This establishes a direct link between incentive compensation and return on capital. The bonus target for each officer is expressed as a percentage of base pay, falling within a range of 37-80%, depending upon the position, with the chief executive officer at 80%. Incentive targets for the executive officers were at the 50th percentile of the comparator group of companies. Mr. Carpenter's incentive target was at the 50th percentile of the comparator group of companies.

-------------
1 EVA[RegTM] is a registered Trademark of Stern Stewart & Co.

The Committee on Management defined performance intervals to establish measurement standards for determining the range of payouts as a percentage of the target payment. The performance intervals establish the criteria for a payout from zero to 200% of the target payment, but there is no cap and no floor in the incentive calculation.

The EVA Plan provides the incentive of an uncapped bonus opportunity, but also uses a "cumulative bonus bank" feature to ensure that extraordinary EVA improvements are sustained before extraordinary awards are paid out. If EVA performance exceeds the EVA goal, the target bonus plus one-half of the incentive calculation in excess of the target amount is paid currently, and the other half of the additional incentive is carried forward, in the "bank", to the next year to be paid subject to further results. Similarly, a decline in EVA performance creates a negative bonus bank balance which is carried into future years and reduces future awards. This bonus bank creates short- and long-term incentive features, rewarding sustained performance and continued employment.

For the chief executive officer and all executive officers identified in the Summary Compensation Table on page 14, except for Mr. Foster, 1997 annual incentives were based entirely on overall corporate EVA performance. For Mr. Foster, 1997 annual incentives were based on the EVA performance of the Company's Charles River Laboratories, Inc. subsidiary. In 1997, Bausch & Lomb's corporate EVA improvement resulted in a calculated bonus of approximately 115% of target and Mr. Carpenter received a bonus payment of $551,834. An additional $38,500 was carried forward in the bonus "bank" to be paid to Mr. Carpenter in accordance with the Plan if performance is sustained in future years.


Long-Term Incentive Awards
The package of long-term incentives offered to officers in 1997 included stock options and stock grants. Consistent with the overall compensation philosophy, the package of long-term incentives is targeted at the 50th percentile of peer company long-term incentive awards.


Awards Under the Stock Incentive Plan
Under the Bausch & Lomb Incorporated 1990 Stock Incentive Plan, which was approved by the shareholders, officers of the Company are eligible to receive awards of stock options and stock grants, as approved by the Committee. Guidelines for stock options and stock grants are based on a review of comparator company data in combination with an internal assessment of the scope and complexity of the executive's position. For each officer position, a target stock award is defined as a multiple of pay (the target amount for options is below the targeted percentile for aggregate compensation). That dollar amount is then divided by the current stock price to determine the number of shares. The Committee reviews the competitiveness of the target awards annually.

In July 1997, the Committee awarded options within this framework. The 1997 options will vest over three years. All stock options were priced at the fair market value of the underlying stock as of the date of the grant. In 1997, Mr. Carpenter received options on 83,160 shares of Class B stock with an exercise price of $42.375 per share. This award was at the maximum level for an annual award based on market considerations and the Committee's evaluation of Mr. Carpenter's progress as chief executive officer.

Stock grants may be awarded periodically to officers of the Company. In 1997, stock grants were awarded to officers to reflect promotions, hiring packages or the Company's desire to retain key executive talent. Based on the foregoing factors, and in an effort to bring his total compensation package to the targeted level, Mr. Carpenter was awarded 5,000 shares of restricted Class B stock, which are to vest 50% after two years and 50% after three years.

Supplemental Executive Retirement Plan
An additional key element of total compensation for Mr. Carpenter is the Supplemental Executive Retirement Plan ("SERP") II, under which he is eligible to vest. This Plan, funded by life insurance, is designed to minimize the cost to the Company, and to provide a competitive retirement benefit (60% replacement ratio). Mr. Foster participates in a separate Supplemental Executive Retirement Plan established by the Company's Charles River Laboratories, Inc. subsidiary, described on page 18. All other executive officers participate in SERP III, described on page 17. Contributions made under SERP II, SERP III and Charles River SERP Plans do not result in taxable income to the participants.


Response to Internal Revenue Code Limits on Deductibility of Certain Compensation
Section 162(m) of the Internal Revenue Code of 1986 (the "Code") limits to $1,000,000 per person the Company's tax deduction of compensation to its most highly compensated officers. The levels of salary, bonus and other compensation paid by the Company do not exceed this level, except that the total compensation paid to Mr. Carpenter for services in fiscal 1997 exceeded this level by $310,365. In order to minimize the potential for lost tax deductibility in future years, the Committee has recommended approval by shareholders of two items which are designed to assure that performance-based compensation plans currently in place achieve technical compliance with the requirements of Section 162(m) of the Code: (i) amendment to the Company's 1990 Stock Incentive Plan and
(ii) a Management Incentive Compensation Plan. Both of these items are described in detail on pages 19 through 25 of this proxy statement. The Committee's present intention is to use the requirements of Section 162(m) as a guide in its compensation-related decisions, except where the best interests of the Company and its shareholders dictate otherwise.


Conclusion
Each element of the officer compensation package is reviewed by the Committee on Management to ensure that base pay and incentive opportunities are at competitive levels and to provide incentive systems reflecting strong financial performance and an alignment with shareholder interests. In summary, we believe the total compensation philosophy and compensation program serve the best interests of the shareholders.

                                        Committee on Management

                                        Kenneth L. Wolfe, Chair
                                        Franklin E. Agnew
                                        William Balderston III
                                        Jonathan S. Linen

Compensation Tables
The individuals named in the following tables include the Company's chief executive officer and the four other most highly compensated executive officers of the Company for the fiscal year ended December 27, 1997.


                          Summary Compensation Table


                            -----------------------------------------------------------------------------
                                      Annual Compensation                   Long-Term Compensation
                            -----------------------------------------------------------------------------
                                                     Other          Restricted   Securities                 All Other
                                                     Annual         Stock        Underlying                 Compen-
                                                     Compensation   Award(s)     Options/     LTIP          sation
Name                 Year   Salary ($)   Bonus ($)   ($)            ($) (1)      SARs (#)     Payouts ($)   ($) (2)
-------------------- ----   ----------   ---------   ------------   ----------   ----------   -----------   ---------
                                                                                              (Cash and
                                                                                               Stock)
W.M. Carpenter       1997    $641,667    $551,834      $28,979       $211,875      83,160      $      0      $21,395
President and        1996    $400,000    $110,000      $32,665       $395,063      72,201      $      0      $     0
CEO                  1995    $272,708    $175,000      $22,089       $356,250     122,201      $122,930      $     0

C.E. Sassano         1997    $362,500    $214,328      $31,725       $ 84,750      34,020      $      0      $14,384
Exec. V.P. and       1996    $282,000    $127,781      $25,163       $182,813      18,900      $      0      $12,969
President            1995    $282,000    $150,306      $26,602       $ 13,861      13,992      $122,930      $10,165
Vision Care

S.C. McCluski        1997    $320,000    $189,200      $32,349       $      0      23,820      $      0      $12,000
Sr. V.P. and         1996    $292,500    $ 80,000      $22,099       $182,813      25,200      $      0      $12,254
CFO                  1995    $252,667    $115,960      $20,549       $ 62,250      22,200      $125,235      $ 8,805

D.L. Hahs            1997    $315,000    $186,244      $13,625       $ 84,750      28,584      $      0      $11,850
Exec. V.P. and       1996    $246,000    $ 80,000      $ 9,480       $146,250      19,332      $      0      $10,314
President            1995    $210,000    $ 97,808      $   641       $ 20,750      11,970      $ 66,722      $ 7,482
Eyewear

J.C. Foster          1997    $294,000    $186,764      $20,053       $      0      18,690      $      0      $     0
Sr. V.P. and         1996    $284,000    $143,065      $48,559       $      0      18,900      $      0      $     0
President and        1995    $252,500    $231,188      $29,747       $ 41,500      20,988      $107,564      $     0
CEO - Charles River
Laboratories, Inc.

(1) The restricted stock awards reported in this column vest, dependent upon continued employment, as follows: Mr. Carpenter, 2,500 shares vest in 1999, and 2,500 shares vest in 2000; Mr. Sassano, 1,000 shares vest in 1999 and 1,000 shares vest in 2000; and Mr. Hahs, 1,000 shares vest in 1999 and 1,000 shares vest in 2000. Holders of restricted stock receive voting rights and dividends on the shares. At December 27, 1997 the aggregate number of shares and corresponding value of restricted stock owned by the named individuals was as follows: Mr. Carpenter, 19,333 shares valued at $766,070; Mr. Sassano, 7,000 shares valued at $277,375; Mr. McCluski, 5,000 shares valued at $198,125 and Mr. Hahs, 6,000 shares valued at $237,750.

(2) The amounts reported in this column for 1997 consist solely of the Company's matching contributions under its 401(k) plan and 401(k) excess plan.

                     Options/SAR Grants in Last Fiscal Year


                                                                                  Individual Grants
---------------------------------------------------------------------------------------------------------------------
                                                                             % of
                                                                Number of    Total
                                                                Securities   Options/
                                                                Underlying   SARs
                                                                Options/     Granted to
                                                                SARs         Employees   Exercise or
                                                                Granted      in Fiscal   Base Price   Expiration
Name                                                            (#) (2)      Year (3)    ($/Sh) (4)   Date
--------------------------------------------------------------- ------------ ----------- ------------ ----------------
All shareholders

All optionees                                                    1,176,418      100.00%   $ 42.3200   During 2007(5)
Gain to all optionees as a percentage of gain to shareholders

W.M. Carpenter                                                      83,160        7.07%   $ 42.3750   July 21, 2007
Gain to CEO as a percent of gain to shareholders

C.E. Sassano                                                        34,020        2.89%   $ 42.3750   July 21, 2007

S.C. McCluski                                                       23,820        2.02%   $ 42.3750   July 21, 2007

D.L. Hahs                                                           28,584        2.43%   $ 42.3750   July 21, 2007

J.C. Foster                                                         18,690        1.59%   $ 42.3750   July 21, 2007



                                                                Potential Realizable Value at Assumed Annual
                                                                Rates of Stock Price Appreciation for Option Term (1)
                                                                ----------------------------------------------------------
                                                                          0%                           5%
                                                                Stock         Dollar   Stock                Dollar
Name                                                            Price         Gain     Price (6)             Gain
--------------------------------------------------------------- ------------- -------- ----------- -----------------------
All shareholders                                                  $ 39.6250      $0      $ 64.55      $  1,384,583,750(7)

All optionees                                                     $ 42.3200      $0      $ 68.93      $     31,304,483
Gain to all optionees as a percentage of gain to shareholders                                                     2.26%

W.M. Carpenter                                                    $ 42.3750      $0      $ 69.02      $      2,215,798
Gain to CEO as a percent of gain to shareholders                                                                  0.16%

C.E. Sassano                                                      $ 42.3750      $0      $ 69.02      $        906,463

S.C. McCluski                                                     $ 42.3750      $0      $ 69.02      $        634,684

D.L. Hahs                                                         $ 42.3750      $0      $ 69.02      $        761,621

J.C. Foster                                                       $ 42.3750      $0      $ 69.02      $        497,995



                                                                Potential Realizable Value at Assumed Annual
                                                                Rates of Stock Price Appreciation for Option Term (1)
--------------------------------------------------------------------------------------------------------------------------
                                                                                10%
                                                                Stock                Dollar
Name                                                            Price (6)             Gain
--------------------------------------------------------------- ---------     --------------------------------------------
All shareholders                                                 $ 102.78      $  3,508,260,250(7)

All optionees                                                    $ 109.77      $     79,349,394
Gain to all optionees as a percentage of gain to shareholders                              2.26%

W.M. Carpenter                                                   $ 109.91      $      5,616,211
Gain to CEO as a percent of gain to shareholders                                           0.16%

C.E. Sassano                                                     $ 109.91      $      2,297,541

S.C. McCluski                                                    $ 109.91      $      1,608,684

D.L. Hahs                                                        $ 109.91      $      1,930,420

J.C. Foster                                                      $ 109.91      $      1,262,229

(1) There is no assurance that the value realized by an optionee will be at or near the amount estimated using this model. These amounts rely on assumed future stock price movements which cannot be predicted with a reliable degree of accuracy.

(2) All options granted to the named executives in 1997 vest annually in one-third increments. All (2) options granted to the named executives have attached to them limited Stock Appreciation Rights, which only become exercisable in the event of a change in control.

(3)  Based on total number of options granted to employees equal to 1,176,418.

(4) With the exception of the exercise price for "all optionees" which is the average market value for all options granted during 1997, the price reflected in this column is equal to the fair market value at date of grant.

(5) The expiration date for all optionees is the tenth anniversary of the date on which the 1997 option was granted.

(6) Fair market value of stock at end of actual option term (ten years), assuming annual compounding at the stated value.

(7) Total dollar gains based on assumed annual rates of appreciation and calculated on 55,550,000 outstanding shares.

                       Aggregated Option/SAR Exercises in
                 Last Fiscal Year and FY-End Option/SAR Values



                                                         Number of Securities Underlying
                                                         Unexercised Options/SARs at       Value of Unexercised, In-the-Money
                                                         FY-End (#)                        Options/SARs at FY-End ($)
                                                         -------------------------------   ----------------------------------
                   Shares
                   Acquired on      Value
Name               Exercise (#)     Realized ($) (1)     Exercisable     Unexercisable     Exercisable     Unexercisable (1)
----------------   --------------   ------------------   -------------   ---------------   -------------   ------------------
W.M. Carpenter              0             $     0        105,535         172,027           $169,311             $154,241
 C.E. Sassano               0             $     0         63,394          51,284           $ 76,910             $ 34,650
 S.C. McCluski              0             $     0         42,258          48,020           $ 59,517             $ 46,200
 D.L. Hahs              4,260             $73,201         36,733          45,462           $ 64,404             $ 47,112
 J.C. Foster                0             $     0         54,576          38,286           $ 45,212             $ 34,650

(1) Market value of Company's Common stock at exercise or year-end, minus the exercise price.

Long-Term Incentive Compensation
As described in more detail in the Report of the Committee on Management, the EVA Plan requires that accrued bonuses payable in excess of 100% of target bonus be banked. The amount in the bonus bank is at risk in the sense that in any year the accrued bonus is negative, the negative bonus amount is subtracted from the outstanding bonus bank balance. For fiscal 1997 the accrued bonus for each of the named individuals was positive. The amounts reported below were added to the bonus bank for each of the named executive officers, to be paid out in future years, subject to the terms of the EVA Plan.

            Long-Term Incentive Plans - Awards in Last Fiscal Year

        Name            Amounts Banked (Forfeited) ($)
--------------------   -------------------------------
  W.M. Carpenter                   $38,500
  C.E. Sassano                     $14,953
  S.C. McCluski                    $13,200
  D.L. Hahs                        $12,994
  J.C. Foster                      $25,064

           Comparison of Five-Year Cumulative Total Shareholder Return
                      December 1992 through December 1997


[LINE CHART OMITTED]


          Baush & Lomb          S&P Health        S & P 500
          Incorporated        Care Composite

Assumes $100 invested on last day of December 1992. Dividends are reinvested quarterly.

-----------------------------------------------------
                                S&P
                 Bausch     Health Care       S&P
     Date        & Lomb      Composite        500
-----------------------------------------------------
  Dec. 1992     $ 100.00     $ 100.00      $ 100.00
  Dec. 1993     $  95.69     $  91.96      $ 110.03
  Dec. 1994     $  64.83     $ 104.37      $ 111.53
  Dec. 1995     $  77.80     $ 166.34      $ 153.30
  Dec. 1996     $  70.64     $ 201.52      $ 188.40
  Dec. 1997     $  82.00     $ 289.30      $ 251.17
-----------------------------------------------------

Defined Benefit Retirement Plans
Under the Company's Retirement Benefits Plan, all employees of the Company and of certain subsidiaries who have reached age 21 and have at least one year of service are participants. Employees are permitted to make additional contributions as set forth in the Plan. Monthly benefits paid under the Plan are based on employee earnings as defined in the Plan, Social Security Covered Compensation, and credited years of service at the time of retirement. Noncontributing employees accrue benefits at the rate of 1.25% of their earnings up to Social Security Covered Compensation, and contributing employees additionally accrue a benefit of 1.55% of their earnings over Social Security Covered Compensation. Benefits vest after five years of service as defined in the Plan. Benefits for all years prior to 1996 are based on earnings during the five-year period 1991 through 1995. Assuming continued employment to normal retirement age, the estimated annual benefits payable upon retirement at normal retirement age for each of the eligible individuals named in the Summary Compensation Table are as follows: Messrs. Carpenter, Hahs, McCluski and Sassano, who are contributing participants, $58,333, $98,392, $64,989 and $109,354, respectively.

In addition, the Company maintains a separate Retirement Benefit Restoration Plan which provides eligible employees additional retirement benefits which would otherwise be provided under the Retirement Benefits Plan but are excluded from that Plan by specific federal regulatory limitations. Messrs. Hahs, McCluski and Sassano are vested participants under this Plan. Assuming continued employment to normal retirement age, the estimated annual benefits payable to Messrs. Hahs, McCluski and Sassano from this Plan upon retirement at normal retirement age are $220,805, $207,976 and $247,812, respectively.

Mr. Foster participates in the Charles River Laboratories, Inc. Pension Plan, which is similar to the Company's Retirement Benefits Plan described above, except that employees do not contribute to the Charles River Plan, and benefits accrue at the rate of 1.125% of the employee's final five-year average compensation. Assuming continued employment to normal retirement age, the estimated annual benefit payable upon retirement to Mr. Foster is $96,000.

The Company maintains two Supplemental Executive Retirement Plans ("SERPs"), under which officers may become eligible for retirement benefits in addition to those provided under the Company's Retirement Benefits Plan. In addition, the Company's subsidiary, Charles River Laboratories, Inc., maintains a separate Supplemental Executive Retirement Plan, which is discussed below. No officer is eligible to participate in more than one Company SERP, and the officers named in the Summary Compensation Table are each participants in one of the SERPs described below. Participants who vest under SERP II will receive annual benefits, payable monthly, in an amount equal to a percentage of their final average compensation. The percentage used is a function of age at retirement:
32% at age 55, and up to 60% at age 62. For SERP III, benefits are based on a rate of 0.5% of final average compensation for each year of officer service with a limitation that total retirement benefits payable from this Plan are restricted to a maximum which, in total with benefits provided by other Company plans, does not exceed 60% of final average earnings. A limited retirement benefit also vests upon the completion of either one or five years of designated service, depending on the plan, and the plans provide for the payout of the net present value of all benefits in the event of a change in control of the Company.

Mr. Carpenter is eligible to vest under SERP II. Messrs. Hahs, McCluski and Sassano have vested under SERP III. The estimated annual benefit payable at normal retirement age for Messrs. Hahs, McCluski and Sassano under SERP III is $128,591, $133,143 and $180,387, respectively.

Mr. Foster is fully vested in the SERP maintained by Charles River Laboratories, Inc. This Plan is funded through insurance policies purchased on the participants' lives. Annual benefits under this Plan will equal a percentage of final average compensation, less amounts payable under Charles River's Pension Plan and an offset for Social Security benefits received by the participant. The age-based percentages are 46% at age 59, and up to 55% at age 62 and over. Participants vest as to 50% of the total benefit after five years of designated service, with a 10% incremental increase in vesting percentage for each year thereafter. The estimated annual benefit payable at normal retirement age under this Plan for Mr. Foster is $396,000.


Related Transactions, Employment Contracts and Termination of Employment and Change in Control Arrangements
In connection with Class B shares purchased under the Company's Stock Incentive Plans, the Company may loan the participant an amount equal to the full amount of the purchase price of those shares, in which case the shares serve as collateral for the loan. The rate of interest on loans to participants is the lesser of the applicable federal rates announced monthly by the Internal Revenue Service pursuant to Section 1274(d) of the Internal Revenue Code of 1986, or 9%. To the extent applicable, the largest aggregate amount of indebtedness outstanding which exceeded $60,000 at any time in the Company's 1997 fiscal year for executive officers of the Company was as follows: Mr. Sassano, $191,864; Mr. Foster, $178,064; Mr. Robert B. Stiles, $72,859; and all executive officers and directors as a group, $728,177. As of February 24, 1998, the outstanding amount of such indebtedness was as follows: Mr. Sassano, $189,865; Mr. Foster, $176,208; Mr. Stiles, $132,148; and all executive officers and directors as a group, $740,853.

The Company has entered into agreements, for an indefinite term, with all persons named in the Summary Compensation Table. Each agreement provides that, in the event of a change in control (as defined in the agreements) which is followed within three years by (i) termination of the officer's employment; (ii) a downgrading of the officer's position; or (iii) voluntary termination under circumstances specified in the agreements, the officer will be entitled to: (a) salary and pro rata bonus then due; and (b) a lump sum separation payment equal to either two or three times annual base salary and bonus as determined under the agreements. In 1996 the Company reduced the benefits to new officers, who now will receive benefits equal to two times his or her compensation rather than three times his or her compensation. Each officer will also be entitled to a continuation of certain benefits and perquisites for up to two or three additional years as determined under the agreements. These benefits and perquisites may be reduced by corresponding benefits or perquisites provided by a subsequent employer during the period in which they are provided.


Appointment of Independent Accountants (Proxy Item 2)
The Board of Directors has unanimously approved and voted to recommend that shareholders ratify the appointment of Price Waterhouse LLP as independent accountants of the Company for 1998. They have been independent accountants of the Company since 1927. A representative of Price Waterhouse LLP plans to be present at the meeting, will have the opportunity to make a statement and is expected to be available to respond to questions.

-------------------------------------------------------------------------------
 The Board of Directors recommends a vote FOR ratifying the appointment of Price Waterhouse LLP as independent accountants of the Company for 1998.
-------------------------------------------------------------------------------

Amendment to the Bausch & Lomb Incorporated 1990 Stock Incentive Plan (Proxy Item 3)

In 1990, the shareholders approved the Bausch & Lomb Incorporated 1990 Stock Incentive Plan (the "Stock Incentive Plan"). Its purpose is to enable the Company to retain and motivate directors, officers, and other key employees who are primarily responsible for the management of the business.

The Board of Directors believes the Stock Incentive Plan is a key element of the Company's executive compensation program as stock-based incentive compensation ties executive compensation directly to stock value. Changes in U.S. tax laws have made it necessary to take steps to preserve the deductibility of certain compensation paid by the Company to its executive officers. To address these changes, the Board of Directors has unanimously approved, subject to shareholder approval, an amendment to the Stock Incentive Plan (the "Amendment"). The sole purpose of the Amendment is to preserve the deductibility of compensation paid under the Stock Incentive Plan.


Material Features of the Amendment
The following summarizes the material terms of the Amendment. If approved by shareholders, the Amendment will be effective as of January 1, 1998. The text of the Amendment is attached as Exhibit A to this Proxy Statement.

Individual Award Limit

In order to exempt future awards from the tax deductibility limitations of Internal Revenue Code Section 162(m) (unless the Committee on Management of the Board of Directors (the "Committee") determines that such compliance is not desired with respect to any award or awards under the Stock Incentive Plan), the Amendment provides that no more than five hundred thousand (500,000) shares under option, no more than five hundred thousand (500,000) shares in the form of stock appreciation rights or accelerated rights, and no more than two hundred fifty thousand (250,000) shares in the form of stock grants may be granted to any Participant in any one fiscal year. This Amendment to the Stock Incentive Plan does not authorize any additional shares for issuance under the Stock Incentive Plan. Further, this Amendment is not intended to increase future award sizes or otherwise alter the Committee's general practices in determining award sizes.

Performance Measures

The performance measures on which awards qualifying for an exemption under
Section 162(m) are based shall be chosen from among the following: earnings per share, net income (before or after taxes), return on assets, return on equity, return on sales, cash flow return on investments (which equals net cash flow divided by shareholders' equity), share price, growth in share price, total shareholder return, and change in Economic Value Added. This provision will allow the Committee flexibility in establishing performance goals while maintaining an exemption to the tax deductibility limitations imposed by Section 162(m).

Recapitalization

In the event there is any recapitalization in the form of a stock dividend, distribution, split, subdivision, or combination of shares of Common stock of the Company, resulting in an increase or decrease in the number of common shares outstanding, and there is not a corresponding recapitalization in the Class B shares, the Individual Award Limits described above will not be adjusted. In the event there is a corresponding increase or decrease in the number of Class B shares outstanding, the Individual Award Limits described above shall be increased or decreased proportionately.

Reorganization

In the event of any reorganization, sale, exchange of assets, consolidation, or merger in which outstanding Class B stock is or would be exchanged for other securities of another company, the Individual Award Limits described above shall be adjusted so that the Stock Incentive Plan shall thereafter cover the number and class of shares equivalent to the shares covered by the Stock Incentive Plan immediately prior to such event.


Material Features of the Plan
Three types of incentives may be granted under the Stock Incentive Plan--stock options, alternate rights, and stock grants. Each type of incentive is more fully described below. Each year the Stock Incentive Plan allows for the grant of a number of shares, or options to purchase shares, of Class B stock not greater than 3 percent of the total shares of Common stock outstanding as of the first day of that year. The Stock Incentive Plan further limits shares subject to "incentive stock options" to a maximum of 3,000,000 over the life of the Stock Incentive Plan. Shares granted under the Stock Incentive Plan may be authorized and unissued shares or may be previously issued shares reacquired by the Company. The Company's non-employee directors, currently numbering 9, and approximately 640 key employees of the Company are eligible to participate in the Stock Incentive Plan.


The Stock Incentive Plan is administered by the Committee on Management of the Board of Directors, none of whose members are, or within one year of serving on the Committee have been, eligible to participate in the Stock Incentive Plan, except with respect to automatic grants awarded to such directors, as described below. The Committee has authority to adopt rules and regulations for carrying out the Stock Incentive Plan, select key employees to whom options or grants may be made, determine the number of shares to be optioned or awarded to each such employee and interpret, construe, and implement the provisions of the Stock Incentive Plan. The Stock Incentive Plan also provides that the Committee may, in its discretion, require that the value of certain options and grants be remitted to the Company by employees engaged in a competing activity, as defined in the Stock Incentive Plan, within one year after their termination from the Company. The Stock Incentive Plan may be terminated, modified, or amended by the Board of Directors of the Company or the Committee, but only to the extent authorized or permitted by law.

Incentive and Nonqualified Stock Options

The Stock Incentive Plan provides for the granting of options which are incentive stock options under the provisions of Section 422A of the Internal Revenue Code, as well as options which are nonqualified. The purchase price of stock issued under both types of options is determined by the Committee, but in the case of incentive stock options shall not be less than 100 percent of the fair market value of stock subject to the option at the time the option is granted and in the case of nonqualified stock options shall not be less than the par value of the optioned share. The market value of the Company's Common stock on February 24, 1998 was $45.00. The option price under both incentive and nonqualified options is payable in full on the exercise date in cash, check, or by surrender of shares; however, the Committee may authorize the Company to loan to the employee an amount equal to all or part of the purchase price of the shares so purchased. Such loan is evidenced by the execution and delivery of a promissory note with interest payable at such times and at such rate to be determined by the Committee. Payment of the note will be secured by a pledge to the Company of shares of Class B stock having an aggregate purchase price equal to the amount of the note. Principal is payable at such time or times as the Committee specifies, but not later than five years after the disability or retirement, or one year after the death, of the employee.

Each option is exercisable at such time and in such manner as specified by the Committee, which may, among other things provide that options may be subject to exercise in installments. No option may be exercised after the expiration of ten years from the date such option is granted. Options exercisable as of the date of termination of a person's employment with the Company may be exercised within three months of the date of termination unless such termination results from retirement, certain disabilities, or death, in which case such options may be exercised for a longer period of time as provided in the Stock Incentive Plan.

The Committee has the authority to grant reload options to optionees it so designates in the event the optionee exercises the option, in whole or in part, by surrendering other shares of the Company. Any such reload option shall be for a number of shares equal to the number of surrendered shares, shall become exercisable in the event the purchased shares are held for a minimum period of time (not less than three years), and shall be subject to such other terms and conditions as the Committee may determine.

Alternate Rights

The Committee may grant to certain optionees a stock appreciation right which entitles them to receive from the Company, in lieu of exercising the option to which it relates, an amount equal to the difference between the grant price of their exercisable option and the fair market value of the Company's Common stock, if they so elect. The Committee may also award to certain optionees an accelerated right which provides that, in the event of the acquisition by any unaffiliated person, entity, or group of 30 percent or more of the Company's outstanding shares of stock having general voting rights, or the election to the Board of Directors of a majority of individuals whose election or nomination was not approved by the Board as it then existed (each such event being referred to as "change in control"), such option may be surrendered or cancelled, in which case the optionee will receive with respect to each optioned share the difference between the grant price and what is referred to in the Stock Incentive Plan as the "Change in Control Price." The Change in Control Price is defined as the higher of the highest reported sales price of the Company's Common Stock on the New York Stock Exchange during the 60-day period preceding the change in control or the highest price paid by the entity, person, or group acquiring a 30 percent interest, if applicable. Notwithstanding the foregoing, with respect to incentive stock options, the Change in Control Price may be no greater than the market price of a share of Common stock on the date the option is surrendered.

Stock Grants

The Committee may also grant to employees restricted or unrestricted stock grants which consist of shares of the Company's Class B stock. Restricted stock may be transferred by the employee only after vesting of ownership in such shares. Holders of restricted stock possess all of the other rights of shareholders of Class B stock.

Non-employee Directors

The Stock Incentive Plan provides that, commencing in July following his or her election to the Board, and once annually thereafter during the balance of his or her term, each non-employee director of the Company will automatically be granted an option to purchase a fixed number of shares of Class B stock of the Company. The number of shares shall be equal in value to two times the average of all compensation paid during the preceding year to non-employee directors who served on the Board throughout the entire preceding year divided by the fair market value of the Company's Common stock on the date of grant.

Non-employee directors, in conjunction with the options granted to them, automatically receive accelerated rights. Non-employee directors are not eligible to receive grants of stock or stock appreciation rights, and are not eligible to receive any options or accelerated rights except those automatically granted to them each July.

All options granted to non-employee directors will be nonqualified options and will be fully vested when granted. Such options will be subject to the provisions of the Stock Incentive Plan applicable to other options as to price, term, manner of payment, including loans, and nontransferability.

Transfer of Shares

At any time after shares of Class B Stock are delivered to a participant pursuant to exercise of an option, payment of an appreciation right, or at any time after all restrictions lapse on such shares, the participant (or his or her beneficiary) may offer such shares to the Company and the Company must either
(i) purchase the shares at the then fair market value of the Company's Common stock, or (ii) exchange such shares for an equivalent number of shares of the Company's Common stock.

Duration of the Stock Incentive Plan

The Stock Incentive Plan shall continue until terminated by the Board.


Federal Income Tax Consequences of the 1990 Stock Incentive Plan

Federal Tax Treatment of Incentive Stock Options

A participant does not realize taxable income when an incentive stock option is granted under the Stock Incentive Plan or when an incentive stock option is exercised, and the Company is not entitled to a deduction with respect to the granting or exercise of such an option except in the limited circumstances discussed below. If an incentive stock option grantee holds the shares acquired under the option for at least two years from the date the option is granted and at least one year from the date the option is exercised, any gain realized by the participant when the shares are sold will be taxable to the grantee as capital gain. If the shares are not held for the two- and the one-year periods, the participant will realize ordinary income in the year of disposition of the shares in an amount equal to the excess of the fair market value of the shares on the date of exercise (or the proceeds of the disposition, if lower) over the option exercise price, and the Company will be entitled to a corresponding deduction. Any remaining gain will generally be capital gain. If the shares are disposed of at a loss, the loss will be a capital loss. The difference between the exercise price of an incentive stock option and the fair market value of the shares subject to the option at the time of exercise is an item of tax preference which may result in the participant being subject to the alternative minimum tax. Whether a participant is subject to the alternative minimum tax in lieu of "regular" income tax will depend on individual facts and circumstances.

Federal Tax Treatment of Nonqualified Stock Options

A participant does not realize taxable income, and the Company is not entitled to a deduction, at the time that a nonqualified stock option is granted under the Stock Incentive Plan. Upon exercising a nonqualified stock option, a participant realizes ordinary income, and the Company is entitled to a corresponding deduction, in an amount equal to the excess of the fair market value of the share subject to the option on the exercise date over the exercise price of the option. The participant has a basis in the shares received as a result of the exercise, for purposes of computing capital gain or loss on a future sale or exchange of those shares, equal to the fair market value of those shares on the exercise date.

Federal Tax Treatment of Alternate Rights

The recipient of a grant of alternate rights under the Stock Incentive Plan does not realize taxable income, and the Company is not entitled to a deduction, at the time that the alternate rights are granted under the Stock Incentive Plan. Income received pursuant to the exercise of alternate rights is taxable as ordinary income to the recipient and a corresponding deduction is generally available to the Company upon exercising such alternate rights.

Federal Tax Treatment of Stock Grants

The recipient of a grant of unrestricted stock under the Stock Incentive Plan realizes taxable income at the time of grant. The Company is generally entitled to a corresponding deduction. The recipient of a grant of restricted stock under the Stock Incentive Plan does not realize taxable income and the Company will not be entitled to a deduction with respect to such grant on the date of grant. When the participant becomes entitled to freely transfer the stock, the grantee realizes ordinary income in an amount equal to the excess of the fair market value of the stock on such date over the amount, if any, that the recipient paid for the stock and the Company is generally entitled to a corresponding deduction.


The accompanying proxy will be voted in favor of approval of the Amendment unless contrary instructions are noted on the proxy.

The affirmative vote of a majority of the shares of Common stock and Class B stock present in person or by proxy are entitled to vote at the Annual Meeting is required for adoption of the Amendment to the Stock Incentive Plan.

-------------------------------------------------------------------------------
 The Board of Directors recommends a vote FOR approval of the Amendment to the Company's 1990 Stock Incentive Plan.
-------------------------------------------------------------------------------

Bausch & Lomb Incorporated Management Incentive Compensation Plan (Proxy Item 4) The success of the Company depends, in large measure, on its ability to recruit and retain key executives with outstanding ability and experience. The Board of Directors also believes there is a need to motivate executives with compensation conditioned upon achievement of the Company's financial goals.

To accomplish these objectives, the Board of Directors has adopted, subject to approval by the shareholders, the Bausch & Lomb Incorporated Management Incentive Compensation Plan (the "Plan").

The Plan is intended to be used with the Bausch & Lomb Incorporated EVA Management Incentive Compensation Plan (the "EVA Plan") to allow for the grant of annual incentive awards to certain executive officers of the Company which meet the requirements of Internal Revenue Code Section 162(m).


Material Terms of the Plan
The following summary of the terms of the Plan is qualified in its entirety by reference to the text of the Plan, which is attached as Exhibit B to this proxy statement. If adopted by the shareholders, the Plan will be effective as of January 1, 1998.

Administration

The Plan will be administered by the Committee on Management of the Board of Directors (the "Committee").

Eligibility

Each executive officer of the Company who is also considered an insider of the Company (as defined under Section 16 of the Securities Exchange Act of 1934) is eligible to participate in the Plan. Presently, nine executive officers are eligible to participate.

Description of Awards Under the Plan

Under the Plan, the Committee may award to executive officers annual incentive awards from a bonus pool established for each fiscal year (the "plan year"). The bonus pool is determined by the Committee as soon as practicable following the close of each plan year and will equal 5 percent of the Company's operating earnings for the plan year.

Within 90 days after the beginning of each plan year, the Committee will allocate a percentage of the bonus pool to each participant for such plan year. In no event may any one individual's bonus pool percentage exceed 30 percent of the total bonus pool nor may the total of all participants' bonus pool percentages exceed 100 percent of the total bonus pool. The bonus pool percentage allocated to each participant will represent the maximum award which may be received by that participant.

As soon as practicable following the close of the plan year, the Committee will determine each participant's allocated amount of the bonus pool by multiplying the final bonus pool amount for the plan year by each participant's applicable bonus pool percentage. At the Committee's discretion, the dollar amount determined for each participant may be reduced (but not increased). The Committee may consider any factors it determines applicable in reducing a participant's final incentive award amount. Payment of incentive awards will be made in such form and at such time or times as designated by the Committee.

Termination of Employment

In the event a participant shall die, become disabled, or retire from the Company, the Committee may provide for the partial or full payment of any incentive award for the year of termination and any incentive award from any prior year which has not yet been paid. If a participant shall terminate employment for any other reason, he or she will not be eligible to receive payment for any such award.

Nontransferability

Incentive awards are not transferable other than by will or by the laws of descent and distribution.

Deferral of Awards

The Committee may permit or require that a participant defer receipt of payment of cash that would otherwise be due to the participant under an incentive award.

Amendment

The Committee may amend the Plan at any time. Notwithstanding the preceding, shareholder approval of such amendment shall be obtained if required by applicable law.

Duration of the Plan

The Plan will remain in effect until terminated by the Board of Directors.

Section 162(m)

Under Section 162(m) of the Internal Revenue Code, compensation paid by the Company in excess of $1 million for any taxable year to "Covered Employees" generally is deductible by the Company or its affiliates for federal income tax purposes if it is based on the performance of the Company, is paid pursuant to a plan approved by shareholders of the Company, and meets certain other requirements. Generally, "Covered Employee" under Section 162(m) means the chief executive officer and the four other highest paid executive officers of the Company on the last day of the taxable year.

It is presently anticipated that the Committee will at all times consist of "non-employee directors" as required for purposes of Section 162(m), and that the Committee will take the effect of Section 162(m) into consideration in structuring Management Incentive Compensation Plan awards.


New Plan Benefits
The benefits that will be received under the Plan by particular individuals or groups are not determinable at this time.


The accompanying proxy will be voted in favor of approval of the Plan unless contrary instructions are noted on the proxy.

The affirmative vote of a majority of the shares of Common stock and Class B stock present in person or by proxy which are entitled to vote at the Annual Meeting is required for adoption of the Plan.

-------------------------------------------------------------------------------
 The Board of Directors recommends a vote FOR approval of the Management Incentive Compensation Plan.
-------------------------------------------------------------------------------

Other Matters (Proxy Item 5)

1998 Shareholder Proposals
Under the Company's By-Laws, a majority of the votes cast by holders of the Company's Common and Class B stock at a meeting at which a quorum of shares is represented is required for passage of each of the following proposals. Abstentions are counted for purposes of determining the presence or absence of a quorum. This has the effect of requiring a higher vote for passage. Broker non-votes are not counted for purposes of determining the presence or absence of a quorum and thus have no effect on the outcome of voting on these proposals. The following proposals have been submitted by shareholders for consideration and are expected to be presented at the meeting:


Shareholder Proposal Number (1)--Maximize Value Resolution
Mr. Maurice and Ms. Jane Kizner, 102 Oxford Boulevard, Great Neck, New York 11023, beneficial owner of 100 shares of Bausch & Lomb Common stock, have proposed adoption of the following resolution and have furnished the following statement in support of their proposal:

Resolved, that the shareholders of Bausch & Lomb Incorporated urge the Bausch & Lomb Board of Directors to arrange for the prompt sale of Bausch & Lomb to the highest bidder.

Supporting Statement
The purpose of the Maximize Value Resolution is to give all Bausch & Lomb shareholders the opportunity to send a message to the Bausch & Lomb Board that they support the prompt sale of Bausch & Lomb to the highest bidder. A strong and or majority vote by the shareholders would indicate to the board the displeasure felt by the shareholders of the financial performance of the company over many years and the drastic action that should be taken. Even if it is approved by the majority of the Bausch & Lomb shares represented and entitled to vote at the annual meeting, the Maximize Value Resolution will not be binding on the Bausch & Lomb Board. The proponent however believes that if this resolution receives substantial support from the shareholders, the board may choose to carry out the request set forth in the resolution.

The prompt auction of Bausch & Lomb should be accomplished by any appropriate process the board chooses to adopt including a sale to the highest bidder whether in cash, stock, or a combination of both. It is expected that the board will uphold its fiduciary duties to the utmost during the process.

The proponent further believes that if the resolution is adopted, the management and the board will interpret such adoption as a message from the company's stockholders that it is no longer acceptable for the board to continue with its current management plan and strategies.

                I URGE YOUR SUPPORT. VOTE FOR THIS RESOLUTION.
                ----------------------------------------------

Board of Directors' Statement In Opposition To The Proposal
The Board of Directors and management of the Company are firmly committed to increasing shareholder value and are always willing to consider suggestions for accomplishing this goal. The Board and management regularly evaluate steps that may be taken to maximize shareholder value and, to assist them in this process, the Company periodically retains investment bankers and other third party advisors.

The Board consists of individuals familiar with the Company's businesses and with the industries in which the Company operates. In an effort to enhance shareholder value, the Company continually assesses acquisition prospects as well as the benefits that may be derived from selling existing businesses. Over the last two years, the Company, guided by its Board, has continued to focus on its core businesses. Bausch & Lomb has become the world's largest eyecare company recently through the acquisitions of Storz Instrument Company and Chiron Vision Corporation. The addition of these businesses sets the stage for strong Bausch & Lomb sales and earnings growth beyond 1998. The Company continues to examine and, in some cases, divest, businesses which are no longer in keeping with its long term objective of being "Number One in the Eyes of the World".

At the same time, the Company is making continued progress toward completing successfully the significant restructuring and cost saving program announced in 1996 and which will continue through 1998. As part of the on-going cost saving program, the Company is continuing to evaluate means to increase the Company's efficiency through, among other things, the reduction of fixed costs and a strategic restructuring of the business.

Regardless of the outcome of the vote on the proposal, the Board has and will continue to consider all reasonable avenues to increase shareholder value. However, the Board believes that it is in the best interests of the shareholders to allow the Board to maintain the flexibility of determining when an evaluation by investment bankers is appropriate. Therefore, for all the reasons stated above, the Board urges stockholders to reject the proposal.

-------------------------------------------------------------------------------
 The Board of Directors recommends a vote AGAINST the adoption of the foregoing shareholder proposal. Proxies solicited by the Board of Directors will be so voted unless shareholders otherwise specify in their proxies.
-------------------------------------------------------------------------------

Shareholder Proposal Number (2)--Eliminate Classified Board of Directors

Mr. William Steiner, 4 Radcliff Drive, Great Neck, New York 11024, beneficial owner of 700 shares of Bausch & Lomb Common stock, has proposed the adoption of the following resolution and has furnished the following statement in support of his proposal:

"RESOLVED, that the stockholders of the Company request that the Board of Directors take the necessary steps, in accordance with state law, to declassify the Board of Directors so that all directors are elected annually, such declassification to be effected in a manner that does not affect the unexpired terms of directors previously elected."


Supporting Statement
The election of directors is the primary avenue for stockholders to influence corporate governance policies and to hold management accountable for its implementation of those policies. I believe that the classification of the Board of Directors, which results in only a portion of the Board being elected annually, is not in the best interests of the Company and its stockholders.

I believe that the Company's classified Board of Directors maintains the incumbency of the current Board and therefore of current management, which in turn limits management's accountability to stockholders.

The elimination of the Company's classified Board would require each new director to stand for election annually and allow the stockholders an opportunity to register their views on the performance of the Board collectively and each director individually. I believe this is one of the best methods available to the stockholder to insure that the Company will be managed in a manner that is in the best interests of the stockholders.

I believe that the concerns expressed by companies with classified boards that the annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by stockholders, are unfounded. In my view, in the unlikely event that stockholders vote to replace all directors, this decision would express stockholder dissatisfaction with the incumbent directors and reflect the need for change.

                 I URGE YOUR SUPPORT, VOTE FOR THIS RESOLUTION.
                 ----------------------------------------------

Board of Directors' Statement In Opposition To The Proposal
At the 1985 annual meeting, the shareholders voted to amend Paragraph 5 of the Company's Certificate of Incorporation ("Certificate") to provide, among other things, for a Board of Directors divided into three classes, serving staggered three-year terms. The Board stated in the proxy statement relating to that meeting its belief that the amendment would reduce the vulnerability of the Company to certain potentially abusive takeover tactics and encourage potential acquirers to negotiate with the Board. The Board also stated its belief that the amendment assures continuity and stability of the Company's management and policies, since a majority of the directors at any given time have prior experience as directors of the Company.

In the opinion of the Board, the above reasons continue to be valid and the classified Board remains in the best interests of the shareholders. In fact, 61.2% of the S&P 500 corporations currently have classified boards. The classified board does not preclude unsolicited acquisition proposals but, by eliminating the threat of imminent removal, puts the incumbent Board in a position to act to maximize value to all shareholders. In addition, the Board does not believe that directors elected for staggered terms are any less accountable to shareholders than they would be if elected annually, since the same standards of performance apply regardless of the term of service.

A vote in favor of the proposal is only a recommendation to the Board. This advisory proposal requires only the affirmative vote of a majority of the votes cast at the annual meeting by the holders of shares represented in person or by proxy to pass. An amendment to the Certificate to eliminate the classified board would require Board approval followed by the affirmative vote of 80% of the shares entitled to vote. For the reasons set forth above, the Board of Directors is opposed to such an amendment.

-------------------------------------------------------------------------------
 The Board of Directors recommends a vote AGAINST the adoption of the foregoing shareholder proposal. Proxies solicited by the Board of Directors will be so voted unless shareholders otherwise specify in their proxies.
-------------------------------------------------------------------------------

1999 Shareholder Proposals
In order to be eligible for inclusion in the Company's proxy materials for next year's annual meeting of shareholders, any shareholder proposal (other than the submission of nominees for directors) must be received by the Company at its principal executive offices not later than the close of business on November 18, 1998.


Additional Information
The Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matters for action at this meeting other than those specifically referred to in this proxy statement. If any other matters properly come before the meeting, it is intended that the holders of the proxies will act in respect thereof in accordance with their best judgment.

The Company has purchased insurance from the Chubb Group and American International Group, insuring the Company against obligations it might incur as a result of the indemnification of its directors and officers for certain liabilities they might incur, and insuring such directors and officers for additional liabilities against which they may not be indemnified by the Company. This insurance was renewed effective January 30, 1998 for a period of one year at a cost of $672,825.

The cost of solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, some of the officers and regular employees of the Company, without extra remuneration, may solicit proxies personally or by telephone, telefax or similar transmission. The Company has retained Georgeson & Co. to aid in the solicitation of proxies for shares held of record by banks, brokers and other custodians, nominees and fiduciaries. The Company will pay Georgeson & Co. an anticipated fee of $12,000, plus expenses, for these services, and will also reimburse such record holders for their expenses in forwarding proxies and proxy soliciting material to the beneficial owners of the shares held by them.

According to rules of the Securities and Exchange Commission ("SEC"), the information presented in this proxy statement under the captions "Report of the Committee on Management" and "Comparison of Five-Year Cumulative Total Shareholder Return" shall not be deemed to be "soliciting material" or to be filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934, and nothing contained in any previous filings made by the Company under the aforementioned Acts shall be interpreted as incorporating by reference the information presented under the specified captions.






March 18, 1998

                                   EXHIBIT A


               1998 Amendment to the Bausch & Lomb Incorporated
                           1990 Stock Incentive Plan


                                      I.

A new sentence is added at the end of Section 1 to read as follows:

It is intended that awards granted under the Plan will comply with the requirements of Code Section 162(m) as it relates to allowing for deduction by the Company of compensation paid to executives, unless otherwise designated by the Committee in accordance with Section 11 herein.

                                      II.

The text of current Section 4 is hereby redesignated as Section 4(a) and a new
Section 4(b) is hereby added to read as follows:

 (b) Subject to adjustment as provided in Sections 9 and 10, unless and until the Committee determines that an award under the Plan to an officer who, as of the date of vesting and/or payout of the award, as applicable, is, or reasonably may be expected to be, one of the group of "covered employees," as defined in the regulations promulgated under Code Section 162(m), or any successor statute (a "Covered Employee") shall not be designed to comply with the performance-based exception from the tax deductibility limitations of Code Section 162(m) (the "Performance Based Exception"), the following rules shall apply to grants of such awards under the Plan:

       (1) Stock Options: The maximum aggregate number of shares of Class B stock that may be granted in the form of options, pursuant to any award granted in any one fiscal year to any one single participant shall be five hundred thousand (500,000).

       (2) Alternate Rights: The maximum aggregate number of shares of Class B stock that may be granted in the form of stock appreciation rights or accelerated rights pursuant to any award granted in any one fiscal year to any one single participant shall be five hundred thousand (500,000).

       (3) Stock Grants: The maximum aggregate grant with respect to awards of Stock Grants granted in any one fiscal year to any one participant shall be two hundred fifty thousand (250,000) shares.

                                     III.

Section 8 prior to Section 8(a) shall be amended to read as follows:

The Committee may make a grant, evidenced by such written agreement as the Committee shall, from time to time, prescribe, to any officer or other key employee consisting of a specified number of shares of the Company's Class B stock, as defined in Section 4 ("Stock Grants"). A Stock Grant shall be neither an option nor a sale. The Committee, in its discretion, shall decide whether any Stock Grant shall be subject to certain conditions and restrictions, such conditions and restrictions designated by the Committee. In such a case, appropriate written notice of the conditions and restrictions shall be set forth in the document effecting the grant ("Restricted Stock"). Restricted Stock shall be subject to, but not limited to, the following conditions and restrictions:

                                      IV.

Section 9 is hereby amended to read as follows:

9. Recapitalization. In the event there is any recapitalization in the form of a stock dividend, distribution, split, subdivision or combination of shares of Common stock of the Company, resulting in an increase or decrease in the number of Common shares outstanding, and there is not a corresponding recapitalization in the Class B shares, the number of Class B shares then available for grants or options under the Plan or covered by then outstanding grants or options or authorized pursuant to Section 16 of the Plan shall not change. In such a case, the award limits set forth in Section 4(b) hereof shall also not change. However, a proportionate adjustment shall be made in the number of shares of Common stock the aggregate value of which will determine the purchase price of a Class B share or which are exchangeable by the Company for a Class B share. In the event there is a recapitalization resulting in an increase or decrease in the number of Common shares outstanding and there is a corresponding increase or decrease in the number of Class B shares outstanding, the number of Class B shares available or authorized under the Plan, the number of shares covered by outstanding grants or options and the price per share thereof in each such grant or option, and the award limits set forth in Section 4(b) of the Plan shall be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price.

                                      V.

A new sentence is added at the end of Section 10 to read as follows:

The award limits designated in Section 4(b) shall also be adjusted in such a case so that the Plan shall thereafter cover the number and class of shares equivalent to the shares covered by the Plan immediately prior to such event.

                                      VI.

Current Sections 11 through 16 are renumbered 13 through 18, respectively, and all references to such Sections within the Plan shall also change accordingly.

                                     VII.

A new Section 11 is added to read as follows:

11. Compliance with Code Section 162(m). At all times when Code Section 162(m) is applicable, all awards granted under this Plan shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Committee determines that such compliance is not desired with respect to any award or awards available for grant under the Plan, then compliance with Code
Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any award or awards available under the Plan, the Committee may, subject to the terms of the Plan, make any adjustments it deems appropriate.

                                     VIII.

A new Section 12 is added to read as follows:

12. Performance-Based Awards. The performance measure(s) to be used for purposes of grants to Covered Employees which are designed to qualify for the Performance-Based Exception, the attainment of which may determine the degree of payout and/or vesting with respect to such awards, shall be chosen from among:

 (a) Earnings per share;

 (b) Net income (before or after taxes);

 (c) Return on assets, return on equity, and return on sales;

 (d) Cash flow return on investments which equals net cash flow divided by shareholders' equity;

 (e) Share price, growth in share price, and total shareholder return; and

 (f) Changes in Economic Value Added.

The Committee shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance goals; provided, however, that awards which are designed to qualify for the Performance-Based Exception, and which are held by a Covered Employee, may not be adjusted upward (the Committee shall retain the discretion to adjust such awards downward).

In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code
Section 162(m).

                                      IX.

Except as provided herein, the Plan shall remain in full force and effect.

                                   EXHIBIT B


                    Management Incentive Compensation Plan

Article 1. Establishment, Objectives, and Duration
     1.1. Establishment of the Plan. Bausch & Lomb Incorporated, a New York corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "Bausch & Lomb Incorporated Management Incentive Compensation Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Incentive Awards to certain executives of the Company.

     Subject to approval by the Company's shareholders, the Plan shall become effective as of January 1, 1998 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

     1.2. Purpose of the Plan. The Plan is intended to allow for the grant of Incentive Awards to certain executives of the Company which comply with the requirements of Code Section 162(m).

     1.3. Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof and shall remain in effect, subject to the right of the Board of Directors, to amend the Plan at any time pursuant to
Article 10 hereof, until terminated by the Board of Directors in accordance with
Article 10.

Article 2. Definitions
     Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

 2.1. "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

 2.2. "Award" means, individually or collectively, a grant of Incentive Awards under this Plan.

 2.3. "Beneficial Owner" or "Beneficial Ownership" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

 2.4. "Board" or "Board of Directors" means the Board of Directors of the Company.

 2.5. "Bonus Pool" shall mean the pool of funds described in Section 5.2 from which Incentive Awards shall be paid.

 2.6. "Bonus Pool Percentage" shall mean the percentage ascribed to each eligible Participant under Section 5.1.

 2.7. "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

 2.8. "Committee" means the Committee on Management of the Board of Directors, or any other committee appointed by the Board to administer Awards under the Plan.

 2.9. "Company" means Bausch & Lomb Incorporated, a New York corporation, including any and all Subsidiaries and Affiliates, and any successor thereto as provided in Article 12 herein.

 2.10. "Covered Employee" means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of "covered employees," as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

 2.11. "Director" means any individual who is a member of the Board of Directors of the Company or any Subsidiary or Affiliate.

 2.12. "Effective Date" shall have the meaning ascribed to such term in Section
       1.1 hereof.

 2.13. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

 2.14. "Executive Officer" means any executive officer of the Company who is also an Insider of the Company.

 2.15. "Incentive Award" means an Award granted to a Participant, as described in Article 5 herein.

 2.16. "Insider" shall mean an individual who is, on the relevant date, an executive officer, director or more than ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

 2.17. "Participant" means an Executive Officer who has been selected to receive an Award or who has outstanding an Award granted under the Plan.

 2.18. "Performance-Based Exception" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

 2.19. "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

 2.20. "Plan Year" shall mean the Company's fiscal year, unless otherwise designated by the Committee.

 2.21. "Subsidiary" means any corporation, partnership, joint venture, or other entity in which the Company has a majority voting interest.

Article 3. Administration
     3.1. General. The Plan shall be administered by the Committee on Management of the Board of Directors, or by any other Committee appointed by the Board. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of the Board of Directors. The Committee shall have the authority to delegate administrative duties to officers or Directors of the Company.

     3.2. Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Executive Officers who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 9 herein) amend the terms and conditions of any outstanding Award as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law (and subject to Section 3.1 herein), the Committee may delegate its authority as identified herein.

     3.3. Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons, including the Company, its shareholders, Directors, Executive Officers, Participants, and their estates and beneficiaries.

Article 4. Eligibility and Participation
     4.1. Eligibility and Participation. Only Executive Officers are eligible to participate in the Plan.

     4.2. Partial Year Participation/Change in Status. Subject to the provisions of the Plan, in the event an Executive Officer becomes eligible to participate in the Plan or has a change in status which makes such individual eligible for participation or changes his or her eligibility in any way after the commencement of a Plan Year, the Committee may, in its discretion, allow such individual to receive Awards under the Plan on such terms as it so designates.

Article 5. Incentive Awards
     5.1. Grant of Incentive Awards. Subject to the terms of the Plan, the Committee may designate Executive Officers of the Company to receive Incentive Awards under the Plan. Incentive Awards shall be made from a Bonus Pool established for each Plan Year. The Committee shall allocate a Bonus Pool Percentage to each applicable Participant for each Plan Year. Such allocation shall be made within ninety (90) days of the commencement of the Plan Year. In no event may the Bonus Pool Percentage for any one individual Participant exceed thirty percent (30%) of the total Bonus Pool. In addition, the sum of all Participants' applicable Bonus Pool Percentages shall not exceed one hundred percent (100%) of the Bonus Pool.

     5.2. Determination of Bonus Pool. The Bonus Pool shall be an amount equal to five percent (5%) of the Company's operating earnings for the Plan Year. The Bonus Pool amount for each Plan Year shall be determined by the Committee as soon as practicable following the close of such Plan Year.

     5.3. Determination of Incentive Awards. As soon as possible after the final Bonus Pool amount can be determined, the Committee shall determine each Participant's allocated amount of the Bonus Pool by multiplying the final Bonus Pool amount for the Plan Year by each Participant's Bonus Pool Percentage. A Participant's Incentive Award shall then be determined based on the Participant's allocated portion of the Bonus Pool, as reduced in the sole discretion of the Committee. In no event, however, may a Participant's allocated portion of the Bonus Pool be increased as a result of a reduction of any other Participant's allocated portion. In reducing a Participant's Incentive Award, the Committee may consider any such factors it determines applicable.

     5.4. Payment of Incentive Awards. Payment of Incentive Awards shall be made in such form and at such time or times as designated by the Committee.

     5.5. Partial Awards. In the event a Participant ceases employment because of death, disability, or retirement prior to the date which the Committee determines Incentive Awards under the Plan for any Plan Year, the Committee may, but need not, provide for the partial or full payment of an Incentive Award for the year of termination and any Incentive Award from any prior Plan Year which has not yet been paid out. Unless otherwise specified by the Committee, Participants who terminate employment for reasons other than death, disability, or retirement prior to the date the Committee determines the Incentive Awards under the Plan will not be eligible to receive an Incentive Award for the year of termination or any payout of any Incentive Awards from a prior Plan Year which has not yet been paid out.

     5.6. Nontransferability. Except as otherwise provided by the Committee, Incentive Awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided by the

Committee, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant's legal representative.

Article 6. Beneficiary Designation
     Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

Article 7. Deferrals
     The Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash that would otherwise be due to such Participant by virtue of the satisfaction of any requirements or goals with respect to Incentive Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

Article 8. Rights of Executive Officers
     8.1. Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

     8.2. Participation. No Executive Officer shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

Article 9. Amendment, Modification, and Termination
     9.1. Amendment, Modification, and Termination. Subject to the terms of the Plan, the Committee may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, unless the Committee specifically provides otherwise, any revision or amendment that would cause the Plan to fail to comply with any requirement of applicable law, regulation, or rule, if such amendment were not approved by shareholders, shall not be effective unless and until such approval of shareholders of the Company is obtained.

     9.2. Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

Article 10. Withholding
     The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

Article 11. Indemnification
     Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 12. Successors
     All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 13. Legal Construction
     13.1. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     13.2. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     13.3. Requirements of Law. The granting of Awards under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     13.4. Governing Law. To the extent not preempted by federal law, the plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New York.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------






                              [Recycle logo]
                                             (C) 1998 Bausch & Lomb Incorporated

[PROXY CARD]




BAU822F                                            DETACH HERE
--------------------------------------------------------------------------------

                                                   PROXY

BAUSCH
& LOMB
                           BAUSCH & LOMB INCORPORATED


    The undersigned hereby appoints W.H. Waltrip, W.M. Carpenter and R.B. Stiles, or any one or all of them with full power of substitution, attorneys and proxies to represent the undersigned at the annual meeting of shareholders of Bausch & Lomb Incorporated to be held on April 28, 1998, and at any adjournment thereof, with all the power which the undersigned would possess if personally present, and to vote, as specified on the reverse side, all shares of stock which the undersigned may be entitled to vote at said meeting.


SEE REVERSE         CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
   SIDE                                                                 SIDE

BAUSCH
& LOMB

ONE BAUSCH & LOMB PLACE
ROCHESTER, NY 14604
--------------------------------------------------------------------------------
     PLEASE CUT ALONG THE LINE ABOVE AND DISCARD THAT PORTION OF THE CARD.
  IF YOU PLAN TO ATTEND THE MEETING, PLEASE SO INDICATE IN THE SPACE PROVIDED.

BAUSCH
& LOMB

     ANNUAL MEETING RESERVATION        NAME_____________________________________
                                                     (PLEASE PRINT)
      Tuesday, April 28, 1998

            10:30 a.m.                 ADDRESS__________________________________

          Bausch & Lomb

   8500 Hidden River Parkway           CITY_____________________________________

     Tampa, Florida 33637
                                       STATE___________________ZIP______________

IF YOU PLAN TO ATTENT THE MEETING,
PLEASE MARK THE "ATTEND MEETING"
BOX ON YOUR PROXY CARD BELOW AND
FILL OUT AND RETURN THIS FORM WITH
YOUR EXECUTED PROXY. AN IDENTIFICATION
CARD WILL BE WAITING FOR YOU AT THE
REGISTRATION DESK ON THE DAY OF THE
MEETING.

BAU822F                           DETACH HERE

--------------------------------------------------------------------------------
 _ _
|   | Please mark
| X | votes as in
|_ _| this example.

--------------------------------------------------------------------------------
                        THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                              "FOR" ITEMS 1, 2, 3 AND 4.
--------------------------------------------------------------------------------

1. Election of Directors.
   Nominees: Domenico De Sole and Kenneth L. Wolfe
                   FOR          WITHHELD
                  [BOX]          [BOX]

   [BOX]____________________________________
        For nominees except as noted above

   MARK HERE IF YOU PLAN TO ATTEND THE MEETING   [BOX]

   MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW   [BOX]

2. Ratification of Price Waterhouse LLP as independent accountants for 1998.
            FOR             AGAINST          ABSTAIN
           [BOX]             [BOX]            [BOX]

3. Approval of Amendment to the Company's 1990 Stock Incentive Plan.
            FOR             AGAINST          ABSTAIN
           [BOX]             [BOX]            [BOX]

4. Approval of Management Incentive Compensation Plan.

            FOR             AGAINST          ABSTAIN
           [BOX]             [BOX]            [BOX]

--------------------------------------------------------------------------------
                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                            "AGAINST" ITEMS 5a AND 5b.
--------------------------------------------------------------------------------

5a. Shareholder Proposal Number (1) (Proxy Statement p. 26).
            FOR             AGAINST          ABSTAIN
           [BOX]             [BOX]            [BOX]

5b. Shareholder Proposal Number (2) (Proxy Statement p. 27).
            FOR             AGAINST          ABSTAIN
           [BOX]             [BOX]            [BOX]

The proxies are hereby authorized to vote in accordance with their judgment in connection with the transaction of such other business, if any, as may properly come before the meeting.

NAME OF SHAREHOLDER SHOULD BE SIGNED EXACTLY AS IT APPEARS ON THIS PROXY. THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS. PLEASE DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE. IF NOT OTHERWIDE MARKED, THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED "FOR" ITEMS 1, 2, 3 AND 4 AND "AGAINST" ITEMS 5a AND 5b.

Signature:_______________________________________ Date:________________________


Signature:_______________________________________ Date:________________________